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                                                                   EXHIBIT 99.01

                    EXCEL LEGACY CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the sale of Millennia assets had occurred on September 30, 1999. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company filed in the Annual Report on Form 10-K for the fiscal year ended July 31, 1998, as amended, the Transition Report on Form 10-Q for the five months ended December 31, 1998, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. In management's opinion, all pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1999, does not include other transactions occurring after September 30, 1999, nor does it purport to present the future financial position of the Company.


                                                 HISTORICAL       PRO FORMA       COMPANY
ASSETS                                            COMPANY        ADJUSTMENTS      PRO FORMA
                                                 ----------      -----------      ---------
Real estate, net                                  $137,738        $(30,038)        $107,700
Other assets                                       108,540          16,830          125,370
                                                  --------        --------        ---------
      Total assets                                $246,278        $(13,208)        $233,070
                                                  ========        ========        =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

     Mortgages and notes payable                  $ 75,217        $(15,108)        $ 60,109
     Other liabilities                               2,520               -            2,520
                                                  --------        --------        ---------
                  Total liabilities                 77,737         (15,108)          62,629

Minority interest                                      850               -              850

Stockholders' equity                               167,691           1,900          169,591
                                                  --------        --------        ---------

     Total liabilities and stockholders' equity   $246,278        $(13,208)        $233,070
                                                  ========        ========        =========